AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2011

File No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

BOSTON SCIENTIFIC CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	04-2695240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Boston Scientific Place Natick, Massachusetts 01760-1537
(Address of Principal Executive Offices)

2011 Long-Term Incentive Plan
(Full title of the plan)

Timothy A. Pratt Executive Vice President, Chief Administrative Officer, General Counsel and Secretary Boston Scientific Corporation One Boston Scientific Place Natick, Massachusetts 01760-1537
(Name and address of agent for service)

(508) 650-8000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $.01 par value	145,600,000 shares	$6.62	$963,872,000.00	$111,905.54

(1)  This registration statement on Form S-8 (the “Registration Statement”) relates to shares of common stock, par value $.01 per share, of Boston Scientific Corporation (the “Common Stock”) to be issued under the Boston Scientific Corporation 2011 Long-Term Incentive Plan (the “Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of Boston Scientific Corporation's (the “Registrant”) outstanding shares of Common Stock.

(2)  This estimate is made pursuant to Rule 457(h) and Rule 457(c) solely for the purpose of determining the registration fee. It is not known how many shares will be issued under the Plan. The above calculation is based on the offering of 145,600,000 shares of Common Stock at a purchase price of $6.62 per share, which is the average of the high and low prices of the Registrant's Common Stock as reported in the New York Stock Exchange on May 24, 2011, which were $6.76 and $6.47, respectively.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing information required in Part I of this registration statement will be provided to each participant in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. Such document(s) are not being filed with the Commission but constitute (together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:   Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

1.	The Registrant's Annual Report on Form 10-K filed on February 17, 2011 for the year ended December 31, 2010;

2.	The Registrant's Quarterly Report on Form 10-Q filed on May 5, 2011 for the quarter ended March 31, 2011;

3.
The Registrant's Current Reports on Form 8-K filed on January 3, 2011, January 10, 2011 (except Item 2.02 thereof), January 13, 2011, January 19, 2011, January 25, 2011, March 4, 2011, April 20, 2011 (except Items 2.02 and 9.01 thereof), May 10, 2011 and May 13, 2011;

4.
Portions of the Registrant's Proxy Statement on Schedule 14A filed on March 28, 2011 that are incorporated by reference into Part III of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2010; and

5.
The description of the Registrant's Common Stock under the heading “Description of Common Stock” contained in the Registration Statement on Form S-3 (Registration No. 333-132626) as originally filed by the Registrant with the Commission under the Securities Act on March 22, 2006.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

Not Applicable.

Item 6.    Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, Section 145 of the Delaware General Corporation Law also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, provided the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 of the Delaware General Corporation Law further provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would otherwise have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

The Registrant's Third Restated Certificate of Incorporation and Restated By-Laws provide that the Registrant will indemnify to the fullest extent permitted by the Delaware General Corporate Law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, investigative or other proceedings) by reason of the fact that the person is or was a director, officer, employee or other agent of the Registrant, or is or was serving as a director, officer, employee or other agent of any corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant, except that if such proceeding was initiated by the person (except for any proceedings seeking to enforce the rights to indemnification provided by the Third Restated Certificate of Incorporation and Restated By-Laws), such indemnification shall only be provided if the proceeding was authorized by the Registrant's Board of Directors.

In addition, the Registrant has indemnification agreements in place with its directors and certain officers, including all executive officers, which sets forth the details of the Registrant's indemnification obligations to such persons, including mechanics of the payment of expenses and obligations of the parties in the event of a change of control.

All of the Registrant's directors and officers are covered by an insurance policy maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7.    Exemption from Registration Claimed.

Not Applicable.

Item 8:   Exhibits

The following exhibits are filed as part of this Registration Statement (* documents filed with this report, # compensatory plans or arrangements):

4.1	Boston Scientific Corporation 2011 Long-Term Incentive Plan (Exhibit 10.1, Current Report on Form 8-K dated May 13, 2011, File No. 1-11083).#

5.1*	Opinion of Bingham McCutchen LLP.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Bingham McCutchen LLP (contained in Exhibit 5.1 hereto).

24	Power of Attorney (contained on the signature page of this Registration Statement).

Item 9:   Undertakings

(a) The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natick, The Commonwealth of Massachusetts on the 31st day of May, 2011.

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Jeffrey D. Capello
Jeffrey D. Capello
Executive Vice President and Chief Financial Officer

We, the undersigned officers and directors of Boston Scientific Corporation, hereby severally constitute and appoint Timothy A. Pratt, Vance R. Brown and Theresa R. Boni, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to this Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Boston Scientific Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures, as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ J. Raymond Elliott	Director, President and Chief Executive Officer	May 31, 2011
J. Raymond Elliott	(Principal Executive Officer)

/s/ Jeffrey D. Capello	Executive Vice President and	May 31, 2011
Jeffrey D. Capello	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Katharine T. Bartlett
Katharine T. Bartlett	Director	May 31, 2011

/s/ Bruce L. Byrnes
Bruce L. Byrnes	Director	May 31, 2011

/s/ Nelda J. Connors
Nelda J. Connors	Director	May 31, 2011

/s/ Kristina M. Johnson
Kristina M. Johnson	Director	May 31, 2011

/s/ Ernest Mario
Ernest Mario	Director	May 31, 2011

/s/ N.J. Nicholas, Jr.
N.J. Nicholas, Jr.	Director	May 31, 2011

/s/ Pete M. Nicholas
Pete M. Nicholas	Director, Founder and Chairman of the Board	May 31, 2011

SIGNATURE	TITLE	DATE

/s/ Uwe E. Reinhardt
Uwe E. Reinhardt	Director	May 31, 2011

/s/ John E. Sununu
John E. Sununu	Director	May 31, 2011

EXHIBIT INDEX

4.1	Boston Scientific Corporation 2011 Long-Term Incentive Plan (Exhibit 10.1, Current Report on Form 8-K dated May 13, 2011, File No. 1-11083).

5.1	Opinion of Bingham McCutchen LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Bingham McCutchen LLP (contained in Exhibit 5.1 hereto).

24	Power of Attorney (contained on the signature page of this Registration Statement).